UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2010
AMERICAN ITALIAN PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4100 N. Mulberry Drive, Ste. 200,	64116
Kansas City, Missouri
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 816-584-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     On June 20, 2010, American Italian Pasta Company, a Delaware corporation (“AIPC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ralcorp Holdings, Inc., a Missouri corporation (“Ralcorp”), and Excelsior Acquisition Co., a Delaware corporation and an indirect and wholly owned subsidiary of Ralcorp (“Purchaser”).
Merger Agreement
     Under the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of AIPC’s Class A Convertible Common Stock, par value $0.001 per share (the “Shares”), for $53.00 per Share, to the sellers thereof in cash (the “Offer Price”) without interest thereon, and less any required withholding taxes. The closing of the Offer and Purchaser’s obligation to accept for payment and to pay for all Shares tendered and not validly withdrawn is subject to a number of conditions, including:
•	that there be validly tendered in accordance with the terms of the Offer, immediately prior to the expiration date of the Offer and not withdrawn, a number of Shares that, together with the Shares then owned by Ralcorp and/or Purchaser, represents at least a majority of the total number of Shares outstanding on a fully diluted basis (assuming conversion or exercise of all derivative securities or other rights to acquire shares of common stock of AIPC regardless of conversion or exercise price, the vesting schedule or other terms and conditions of such derivative securities);

•	the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder; and

•	other customary conditions as set forth in the Merger Agreement.
     The Offer is not subject to a financing condition.
     As part of the Merger Agreement, AIPC granted to Purchaser an irrevocable option (the “Top-Up Option”) to purchase from AIPC up to a number of authorized and unissued Class A Shares at a per Class A Share purchase price equal to the Offer Price that, when added to the number of Class A Shares owned by Purchaser at the time of exercise of the Top-Up Option, results in Purchaser owning one more Share than 90% of the number of shares of each class of AIPC capital stock then outstanding that would be entitled to vote on the Merger after the issuance of all Shares to be issued upon exercise of the Top-Up Option, calculated on a fully diluted basis (assuming conversion or exercise of all derivative securities or other rights to acquire shares of common stock of AIPC regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof).
     The Merger Agreement provides that following completion of the Offer and, if necessary, the exercise of the Top-Up Option, and upon satisfaction or waiver of certain conditions, the parties will complete a short-form merger (the “Merger”) under Delaware law, in which Purchaser shall be merged with and into AIPC, whereupon the separate existence of Purchaser shall cease, and AIPC shall be the surviving corporation and wholly owned subsidiary of Ralcorp. Each issued and outstanding share of common stock of AIPC immediately prior to the effective time of the Merger (other than shares of common stock of AIPC held by Ralcorp, AIPC and their subsidiaries) will be cancelled and converted into the right to receive the Offer Price, without interest and less any required withholding taxes.
     Ralcorp and AIPC have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the business of AIPC and covenants prohibiting AIPC from soliciting, or providing information or entering into discussions concerning, or proposals relating to alternative business combination transactions, except in limited circumstances to permit the board of directors of AIPC to comply with its fiduciary duties under applicable law. The Merger Agreement also contains certain termination rights for each of Ralcorp and AIPC. If the Merger Agreement is terminated under specified circumstances, AIPC will be required to pay Ralcorp a termination fee of $36.3 million.
     The Merger Agreement is not intended to provide factual information about the parties thereto. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. Accordingly, investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that AIPC has provided to Ralcorp. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among AIPC, Ralcorp and the Purchaser, rather than establishing matters of fact. Information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in the parties public disclosures.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     Ralcorp and AIPC issued a joint press release, dated June 21, 2010, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement. On June 21, 2010, AIPC also sent certain communications concerning the merger to its customers, suppliers and employees. These communications are attached as Exhibits 99.2-99.5.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated as of June 20, 2010, by and among American Italian Pasta Company, a Delaware corporation, Ralcorp Holdings, Inc., a Missouri corporation, and Excelsior Acquisition Co., a Delaware corporation and an indirect wholly owned subsidiary of Ralcorp Holdings, Inc.

99.1	Joint Press Release issued by Ralcorp Holdings, Inc. and American Italian Pasta Company, dated June 21, 2010.

Exhibit No.	Description
99.2	AIPC Customer Letter, dated June 21, 2010.

99.3	AIPC Supplier Letter, dated June 21, 2010

99.4	AIPC Employee FAQ, dated June 21, 2010

99.5	AIPC Employee Letter, dated June 21, 2010

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AIPC hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.
Important Information About the Tender Offer
     This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell any securities of AIPC. Ralcorp has not commenced the tender offer for the Shares described herein. The solicitation and offer to purchase Shares will only be made pursuant to a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents.
     Upon commencement of the tender offer, Ralcorp will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. In addition AIPC will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. These documents will contain important information, including the terms and conditions of the tender offer. Investors and security holders are urged to read each of these documents and any amendments to these documents carefully when they are available prior to making any decisions with respect to the tender offer.
     Investors and security holders will be able to obtain free copies of these materials (when available) and other documents filed with the SEC by Ralcorp or AIPC through the web site maintained by the SEC at www.sec.gov. In addition, Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents may be obtained (when available) for free by contacting Ralcorp at 800 Market Street, Suite 2900, St. Louis, MO 63101, (314) 877-7000. The Schedule 14D-9 may also be obtained (when available) for free by contacting AIPC at 4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri 64116, (816) 584-5000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ITALIAN PASTA COMPANY
Date: June 21, 2010	By:	/s/ Robert W. Schuller
Robert W. Schuller
Executive, Vice President and General Counsel

EXHIBITS

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated as of June 20, 2010, by and among American Italian Pasta Company, a Delaware corporation, Ralcorp Holdings, Inc., a Missouri corporation, and Excelsior Acquisition Co., a Delaware corporation and an indirect wholly owned subsidiary of Ralcorp Holdings, Inc.

99.1	Joint Press Release issued by Ralcorp Holdings, Inc. and American Italian Pasta Company, dated June 21, 2010.

99.2	AIPC Customer Letter, dated June 21, 2010

99.3	AIPC Supplier Letter, dated June 21, 2010

99.4	AIPC Employee FAQ, dated June 21, 2010

99.5	AIPC Employee Letter, dated June 21, 2010

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ralcorp hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.